                                            Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-34075

                                  Supplement
                                      to
                     Prospectus dated September 22, 1997


        The table of Selling Shareholders on pages 12, 13 and 14 is hereby replaced in its entirely with the following table:


                                             Shares                       Shares of
                                             Common                        Common
                                             Stock                          Stock
                                             Beneficially       Shares    Beneficially
                                             Owned Prior       Offered    Owned After
                                             to the Offering    Hereby    the Offering
                                             ---------------    ------    ------------

Name of Selling Shareholders
----------------------------

Bruce Addis                                            152        152       --
Lourdes P. Aguda                                        29         29       --
Ellen Beaumont                                         125        125       --
Walter Blair                                        43,395     43,395       --
John E. Bramfitt and Pamela I. Bramfitt,            13,009     13,009       --
Co-Trustees FBO Bramfitt Family Trust
U/A/D/ 01/20/93
John H. Bunch                                          280        280       --
Jeffrey P. Callister                                23,486     23,486       --
Cedar-Sinai Medical Center                           3,557      3,557       --
Laura Dietch                                         1,874      1,874       --
Catherine Diez-Luckie                                6,749      6,749       --
Neal Eigler                                        252,136    252,136       --
Hartmut & Maria Eysell, JT TEN                       1,124      1,124       --
Glenn K. Furata                                      8,302      8,202        100
Mark D. Milani, Trusteee of the                     22,500     22,500       --
Gabriela M. Hess Trust U/T/A/
dated November 30, 1994
Robert Hess and Rosemarie Hess,                    583,524    583,524       --
Trustees FBO Hess Family Trust
U/A/D/ dated 8/3/89
Mark D. Milani, Trustee of the                      22,500     22,500       --
Verona K. Hess 1994 Trust U/T/A/
dated November 30, 1994
William B. Hess                                      1,124      1,124       --
Jerome Jackson                                       8,191      8,191       --
Litvack-Curtis Children's Trust,                    33,751     33,751       --
Robert Harabedian, Trustee
Frank Litvack                                      593,468    593,468       --
Judy Litvack Ravinsky                                  373        373       --
Yoh Chie Lu                                          8,749      8,749       --


Paul McCormick                                       1,640      1,640       --
Nathan Ramaswami                                       111        111       --
Lisa Rauh                                               27         27       --
Nancy Shanley                                          936        936       --
Fred Zuber                                             243        243       --
Fukuda Denshi Co., Ltd.                            125,647    125,647       --
Arnhold & S. Bleichroeder, Inc.                        803        803       --
(for Michelle Drasher)
Arnhold & S. Bleichroeder, Inc.                     36,162     36,162       --
(for First Eagle Fund, NV)
Arnhold & S. Bleichroeder, Inc.                      4,017      4,017       --
(for Gary Fuhrman)
Arnhold & S. Bleichroeder, Inc.                      4,017      4,017       --
(for Harold Levy)
Stephen Aiello                                         601        601       --
AS Fansea                                              401        401       --
Howard Berlin                                        3,013      3,013       --
John Bohan                                             401        401       --
David L. Cohen                                       3,214      3,214       --
Bryan C. Donohue, M.D.                               1,004      1,004       --
Michael Dovey                                        1,004      1,004       --
Paine Webber in Trust of the Jonathan Edelson IRA      803        803        --
Evelin Eigler, Trustee of the Seldon Baker Trust     1,003      1,003        --
Stuart M. Essig                                      1,004      1,004        --
John S. Geis                                         4,017      4,017        --
Claudio Gibelli                                      2,008      2,008        --
GSAM Oracle Fund, Inc.                              24,108     24,108        --
Hare & Co.                                          26,116     26,116        --
William M. Helvey, M.D.                              1,004      1,004        --
John B. Henneman, III                                  401        401        --
Steven Hochberg                                        803        803        --
Hoegh Invest AS                                      2,611      2,611        --
Alice Jack                                           1,004      1,004        --
Earl L. and Julia Ender Jackson                      1,004      1,004        --
as Community Property
FBO Ronald P. Karlsberg Cardiovascular Group           901        601         300
of Southern California 401(k)
Profit Sharing Plan DTD 1/1/89
Gerald T. Keusch                                       601        601        --
Kurt H. Kruger                                         803        803        --
Jack Litvack, Cyst Investment Corp.                  3,004      1,004       2,000
Patrick A. McBrayer                                    401        401        --
J. Casey McGlynn                                       160        160        --
David Moyne                                            803        803        --
David B. Musket                                      5,745      5,745        --
Cowen & Co.,                                           903        903        --
Custodian FBO David B. Musket SEP IRA
August J. Neudecker                                  4,017      4,017        --
Och-Ziff Capital Management, L.P.                   30,134     30,134        --


Daniel P. Paduano                                    3,013      3,013        --
Munro W. Pitt                                          602        602        --
ProMed Partners, L.P.                               13,560     13,560        --
Prudential Securities                                2,009      2,009        --
C/F Colin Morris A/C AA-R54811
Randall Rose                                        16,072     16,072        --
Clinton T. Rubin (SUNY - Stony Brook)                  401        401        --
J. Curt Schnackenberg                                1,004      1,004        --
Lorraine A. Schwarz                                  1,004      1,004        --
Dieter Stoeckel                                        560        360         200
Lawrence J, Tedesco, Sr.                               441        441        --
The Travelers Indemnity Company                     44,197     44,197        --
The Travelers Insurance Company                     85,383     85,383        --
The Travelers Life and Annuity Company               5,021      5,021        --
The Phoenix Insurance Company                        6,026      6,026        --
Westfield Performance Fund, L.P.                    20,089     20,089        --
WS Investment Company 96A                            1,445      1,445        --
James Whiting                                          538        538        --
Wilson, Sonsini, Goodrich & Rosati Profit Sharing      401        401        --
Plan, Mario M. Rosati and Douglas
M. Laurice, Trustees, FBO J. Casey McGlynn
Wood Grundy (London) Ltd.                              125        125        --
Ashtree Corporation                                  1,799      1,799        --
Jim Lane                                             1,799      1,799        --
Paine Webber Inc., as custodian of the IRA           1,079      1,079        --
account of Jason F. Fensterstock
Paine Webber Inc., as custodian of the IRA           1,799      1,799        --
account of Joyce Fensterstock
Paine Webber Inc., as custodian of the IRA             899        899        --
IRA account of Blair Fensterstock
Richard Yancy                                          899        899        --
Stephen Case                                           899        899        --
Brad Stephens                                          539        539        --
Edward Kosinski                                      1,799      1,799        --
Janet Tweed-Arkush                                     539        539        --
Gary Schonwald                                         899        899        --
JIBJEB Partners                                        899        899        --
John Friedman                                        2,116      2,116        --
Steven Casey                                           473        473        --
Khalid Quadir                                           76         76        --
Edward Casey                                           539        539        --
Auldgate Investments                                 4,192      4,192        --
                                                 ---------  ---------       -----
Total:                                           2,148,132  2,145,532       2,600
                                                 =========  ==========      =====